EXHIBIT 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Third Amendment”) is made as of this 29th day of July, 2009 by and among:

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party hereto;

the BORROWERS party hereto;

the GUARANTORS party hereto;

the LENDERS party hereto; and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 31, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Borrowers, (ii) the Guarantors, (iii) the Lenders, and (iv) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender; and

WHEREAS, the Lead Borrower has informed the Agent that it intends to prepay certain Indebtedness and repurchase certain of its capital stock and has requested that the Agents and the Required Lenders waive certain provisions of the Credit Agreement with respect to such prepayment and repurchase, and the Agents and the Required Lenders are willing to waive such provisions subject to the terms and conditions set forth herein; and

WHEREAS, the Loan Parties, the Agents and the Lenders have agreed to amend certain terms and conditions of the Credit Agreement as set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                       Amendments to Article I.  The provisions of Article I of the Credit Agreement are hereby amended by adding the following new definitions thereto in appropriate alphabetical order as follows:

“2009 Capital Stock Repurchase” means that certain repurchase by the Lead Borrower of 2,451,315 shares of common stock of the Lead Borrower from Ezra Dabah and the other Sellers party to the 2009 Capital Stock Repurchase Agreement.

“2009 Capital Stock Repurchase Agreement” means that certain Securities Purchase Agreement dated as of July 29, 2009 by and between the Lead Borrower, Ezra Dabah and the other Sellers party thereto.

“Applicable Commitment Fee Percentage” means the applicable percentage set forth in the grid below:

Average daily Total Outstandings for the immediately preceding month	Applicable Commitment Fee Percentage

Greater than or equal to $100,000,000	0.50%

Less than $100,000,000	0.75%

3.                                       Amendment to Article II.  The provisions of Section 2.09(a) of the Credit Agreement are hereby amended by deleting “0.25%” on the third line thereof and by adding “the Applicable Commitment Fee Percentage” in its stead.

4.                                       Amendments to Article VII.  The provisions of Article VII of the Credit Agreement are hereby amended as follows:

(a)                                  Section 7.06 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (c) thereof, by relettering clause (d) as clause (e), and by adding the following new clause (d) thereto:

“(d)         the Lead Borrower may make the 2009 Capital Stock Repurchase consummated in accordance with the terms and conditions of the 2009 Capital Stock Repurchase Agreement; provided that, no proceeds received from any Credit Extensions shall be used to make the 2009 Capital Stock Repurchase; and provided further that all shares of stock repurchased by the Lead Borrower pursuant to the 2009 Capital Stock Repurchase Agreement shall be permanently retired by the Lead Borrower.  As a result of the foregoing consent, the Agents and the Lenders hereby confirm that no Event of Default shall have occurred under Section 8.01(s) of the Credit Agreement as a result of the occurrence of any “Event of Default” under the Note Documents due to the Lead Borrower’s entering into the 2009 Capital Stock Repurchase Agreement and performing its obligations thereunder, so long as the 2009 Capital Stock Repurchase is consummated and the Note Obligations are prepaid in full on or before August 3, 2009.”

(b)                                 Section 7.18 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (a) thereof, by deleting the period at the end of clause (b) thereof and by substituting “; and” in its stead, and by adding the following new clause (c) thereto:

“(c)         the Lead Borrower may receive intercompany transfers outside the ordinary course of business from its Affiliates in Canada, Asia and/or Puerto Rico in an amount not to exceed $80,000,000 and may apply the proceeds of such transfers to make the 2009 Capital Stock Repurchase in accordance with Section 7.06(d) hereof.”

5.                                       Consent to Prepayment of Note Obligations.  Section 7.07(b) of the Credit Agreement provides, among other things, that (a) as long as the Payment Conditions are satisfied, the Borrowers may make repayments or prepayments of the Note Obligations in an aggregate amount not to exceed $20,000,000.00 in any Fiscal Year, and (b) as long as (i) the Payment Conditions are satisfied and (ii) no proceeds of any Credit Extension are being used to finance all or any portion of such repayment or prepayment, the Borrowers may make other repayments or prepayments of the Note Obligations in an aggregate amount in excess of $20,000,000.00 in any Fiscal Year.  The Borrowers have requested that, notwithstanding the provisions of Section 7.07(b) of the Credit Agreement to the contrary, the Agent and the Lenders permit the Borrowers to use the proceeds from Credit Extensions in an amount not to exceed $15,000,000 to prepay the entire outstanding amount of the Note Obligations.  The Borrowers hereby represent and warrant to the Agents and the Lenders that the Borrowers have met all other conditions (including, without limitation, the Payment Conditions) set forth in Section 7.07(b) of the Credit Agreement for the prepayment of the entire outstanding amount of the Note Obligations (other than the condition requiring that the certificate required by such Section 7.07(b) be delivered five (5) days prior to the making of such payment, which five (5) day period is hereby waived).  Pursuant to the foregoing representation and warranty of the Borrowers, subject to the conditions set forth in Section 7 of this Third Amendment, the Agents and the Required Lenders hereby consent to the prepayment in full of the Note Obligations, and hereby agree that, notwithstanding anything to the contrary set forth in Section 7.07(b) of the Credit Agreement, as long as the Payment Conditions have been satisfied, the Borrowers may use the proceeds from Credit Extensions in an amount not to exceed $15,000,000 to prepay the entire outstanding amount of the Note Obligations;   provided that such prepayment shall be made on or before August 3, 2009; and provided further that the Administrative Agent shall have received a payoff letter from the Note Purchasers acknowledging and agreeing that upon such prepayment, the Note Obligations and all other obligations of the Loan Parties under the Note Purchase Agreement shall be paid and satisfied in full, the Note Purchase

Agreement, and all documents and agreements executed in connection therewith, shall be terminated and of no further force and effect, the Lien of the Note Purchasers on, and security interest in, the assets of the Loan Parties’ shall be released and the Note Purchasers shall have delivered to the Collateral Agent stock certificates, stock powers and other Note Purchasers Priority Collateral in the possession of the Note Purchasers.

6.                                       Ratification of Loan Documents; Waiver of Claims.

(a)                                  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, as modified by the revised schedules to the Credit Agreement to be delivered within ten (10) Business Days after the date hereof, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b)                                 Each of the Loan Parties hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(c)                                  Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Third Amendment, all of them are hereby expressly WAIVED, and the each of the Loan Parties hereby RELEASES the Agents and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

7.                                       Conditions to Effectiveness.  This Third Amendment and the consent of the Administrative Agent and the Required Lenders set forth in Section 5 above shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  The Administrative Agent shall have received counterparts of this Third Amendment duly executed and delivered by each of the parties hereto.

(b)                                 All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Third Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Loan Parties have met the Payment Conditions required to prepay the Note Obligations pursuant to Section 7.07(b) of the Credit Agreement.

(d)                                 The Administrative Agent shall have reviewed and be satisfied with the 2009 Capital Stock Repurchase Agreement.

(e)                                  The Loan Parties shall have paid to the Administrative Agent, for the account of the Lenders entering into this Third Amendment, an amendment fee equal to 0.50% of the amount of the Commitment of each such Lender.

(f)                                    After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

8.                                       Post Closing Obligation.  Contemporaneously with the closing of the 2009 Capital Stock Repurchase, but in any event on or before August 3, 2009, the Loan Parties shall deliver to the Administrative Agent an opinion of counsel to the Loan Parties reasonably acceptable to the Administrative Agent covering the representations and warranties of the Lead Borrower set forth in Section 2.2(a), (b) and (c) of the 2009 Capital Stock Repurchase Agreement in all material respects.

9.                                       Miscellaneous.

(a)                                  This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Third Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Third Amendment.

(b)                                 This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

(d)                                 The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Third Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Third Amendment.

(e)                                  The Loan Parties shall pay all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Third Amendment and related documents.  The Loan Parties hereby acknowledge and agree that the Administrative Agent may charge the Loan Account to pay such costs and expenses.

(f)                                    THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Third Amendment to be executed and their seals to be hereto affixed as of the date first above written.

THE CHILDREN’S PLACE RETAIL STORES, INC., as Lead Borrower and as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance & Administration

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance & Administration

THE CHILDRENSPLACE.COM, INC., as a Guarantor

By:	/s/ Adrienne Urban
Name:	Adrienne Urban
Title:	Assistant Treasurer

THE CHILDREN’S PLACE (VIRGINIA), LLC, as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Senior Vice President and Treasurer

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Senior Vice President and Treasurer

TWIN BROOK INSURANCE COMPANY, INC., as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Senior Vice President and Treasurer

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent, Swingline Lender and as a Lender

By:	/s/ Jennifer Blanchette
Name: Jennifer Blanchette
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kathleen DiMock
Name: Kathleen DiMock
Title: Managing Director

HSBC BUSINESS CREDIT (USA) INC., as a Lender

By:	/s/ Daniel J. Williams
Name: Daniel J. Williams
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Larry Favre
Name: Larry Favre
Title: Senior Vice President